Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)
Pauline E. Higgins
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
707 Travis Street, 4th Floor North
Houston, Texas 77002
Tel: (713) 216-1436
(Name, address and telephone number of agent for service)

TELEFONICA EMISIONES, S.A.U.
(Exact name of obligor as specified in its charter)

The Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification )

Gran Via, 28
28013 Madrid
Spain
(Address of principal executive offices)	(Zip Code)

Item 1. General Information.
Item 2. Affiliations with the Obligor and Guarantors.
Item 16. List of Exhibits
SIGNATURE

TELEFONICA, S.A.
(Exact name of guarantor as specified in its charter)

The Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification

Gran Via, 28
28013 Madrid
Spain
(Address of principal executive offices)	(Zip Code)
DEBT SECURITIES

(Title of the indenture securities)

GENERAL
Item 1. General Information.
          Furnish the following information as to the trustee:
          (a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C., 20551
Federal Deposit Insurance Corporation, Washington, D.C., 20429.
          (b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with the Obligor and Guarantors.
          If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.
          None.

Item 16. List of Exhibits
          List below all exhibits filed as a part of this Statement of Eligibility.
          1.     A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
          2.     A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
          3.     None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
          4.     A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
          5.     Not applicable.
          6.     The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
          7.     A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
          8.     Not applicable.
          9.     Not applicable.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12th day of April, 2006.

JPMORGAN CHASE BANK, N.A.
By	/s/ Catherine F. Donohue
Catherine F. Donohue
Vice President

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank, N.A.
of 1111 Polaris Parkway, Columbus, Ohio 43240
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business December 31, 2005, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	in Millions

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$35,280
Interest-bearing balances	22,803
Securities:
Held to maturity securities	77
Available for sale securities	34,994
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	27,504
Securities purchased under agreements to resell	193,355
Loans and lease financing receivables:
Loans and leases held for sale	32,360
Loans and leases, net of unearned income	$363,371
Less: Allowance for loan and lease losses	4,857
Loans and leases, net of unearned income and allowance	358,514
Trading Assets	221,837
Premises and fixed assets (including capitalized leases)	8,102
Other real estate owned	134
Investments in unconsolidated subsidiaries and associated companies	1,508
Customers’ liability to this bank on acceptances outstanding	471
Intangible assets
Goodwill	23,499
Other Intangible assets	10,478
Other assets	43,069
TOTAL ASSETS	$1,013,985

LIABILITIES

Deposits
In domestic offices	$406,865
Noninterest-bearing	$141,522
Interest-bearing	265,343
In foreign offices, Edge and Agreement subsidiaries and IBF’s	145,745
Noninterest-bearing	$7,552
Interest-bearing	138,193

Federal funds purchased and securities sold under agree- ments to repurchase:
Federal funds purchased in domestic offices	10,091
Securities sold under agreements to repurchase	95,300
Trading liabilities	124,236
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	84,483
Bank’s liability on acceptances executed and outstanding	471
Subordinated notes and debentures	18,655
Other liabilities	39,850
TOTAL LIABILITIES	925,696
Minority Interest in consolidated subsidiaries	1,939

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	59,504
Retained earnings	25,711
Accumulated other comprehensive income	(650)
Other equity capital components	0
TOTAL EQUITY CAPITAL	86,350

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$1,013,985

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.
JOSEPH L. SCLAFANI
We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the in-
structions issued by the appropriate Federal regulatory
authority and is true and correct.
WILLIAM B. HARRISON, JR. )
JAMES DIMON                          ) DIRECTORS
MICHAEL J. CAVANAGH       )